Exhibit 99.4

AleAnna, Inc. Announces Completion of Business Combination between Swiftmerge Acquisition Corp. and AleAnna Energy, LLC

AleAnna Accelerates Efforts to Improve Italy’s Energy Sustainability and Security with Strategic Business Combination

●	Combination brings emerging leader in Italian natural gas and renewable natural gas to public markets

●	Shares of AleAnna, Inc. to begin trading on Nasdaq on December 16 under the ticker symbol “ANNA”

●	AleAnna stands on the cusp of a major milestone, with the first phase of natural gas production from the Longanesi Field projected to commence in Q1 2025

Dallas, TX, Vancouver, CA, and Rome, IT – December 13, 2024 - AleAnna, Inc. (together with its subsidiaries, “AleAnna” or the “Company”), an emerging leader in Italy’s energy landscape, announced the completion of the previously announced business combination (the “Business Combination”) between Swiftmerge Acquisition Corp. (NASDAQ: IVCP) (“Swiftmerge”), a special purpose acquisition company, and AleAnna Energy, LLC (“AleAnna Energy”).

Concurrent with the completion of the Business Combination, Swiftmerge has changed its name to AleAnna, Inc. Commencing at the open of trading on December 16, 2024, the Class A shares of common stock and warrants of AleAnna are expected to begin trading on the NASDAQ Capital Market under the ticker symbols “ANNA” and “ANNAW”, respectively. The transaction was unanimously approved by the Board of Directors of Swiftmerge and was approved at an extraordinary general meeting (the “Shareholders Meeting”) of Swiftmerge’s shareholders on December 12, 2024.

Former equity holders of AleAnna Energy rolled 100% of their equity interests into the combined company. Prior to the execution of the Agreement and Plan of Merger, dated June 6, 2024, AleAnna Energy's equity holders contributed over $60 million in cash, bringing the company's total cumulative investment to nearly $175 million. This infusion of capital enabled the completion of the Longanesi Field tie-in and the acquisition of initial renewable natural gas (“RNG”) assets, both finalized in Q3 2024. Additionally, the investment covered expenses related to the business combination and provided funding for general corporate liquidity. As of the transaction close, AleAnna had approximately $28 million in cash and cash equivalents on its balance sheet and no debt. This disciplined approach to financial management has empowered AleAnna to allocate significant capital to innovative exploration and development projects while preserving financial flexibility.

Long History In Developing Resources in Italy

AleAnna has a distinguished history in Italy, having been a leader in energy exploration and development for over a decade. Since its founding in 2007, the company has been dedicated to unlocking the significant potential of Italy’s natural gas reserves through the application of cutting-edge seismic imaging and environmentally responsible practices. AleAnna holds one of the largest portfolios of exploration permits and production concessions in Italy, spanning over 2.3 million acres. By combining advanced technology with a deep respect for Italy’s cultural and environmental heritage, AleAnna is expected to play a pivotal role in bolstering the nation’s energy independence and economic growth, earning its reputation as a trusted partner in Italy’s energy future.

Positioning itself as a leader in both onshore conventional natural gas and renewable natural gas (RNG) production, AleAnna is at the forefront of building a secure and reliable domestic energy supply for Italy and the broader European market. The company stands on the cusp of a major milestone, with the first phase of natural gas production from the Longanesi Field projected to commence in Q1 2025. Alongside this, additional gas discoveries at Gradizza and Trava, 13 development prospects in various permitting stages, and leases covering approximately 2.3 million net acres underscore AleAnna’s commitment to future exploration and development.

AleAnna is also helping drive the European Union's clean energy transition through its innovative approach to RNG. Leveraging the strategic overlap between its conventional and renewable assets in the Po Valley, AleAnna is transforming agricultural waste into renewable energy. With three RNG facilities operational and over 100 additional opportunities identified, AleAnna is poised for significant expansion in this sector.

Guided by a commitment to corporate responsibility and a vision for a sustainable future, AleAnna integrates conventional and renewable energy solutions to reduce Europe’s carbon footprint and advance its clean energy objectives. By delivering innovative energy solutions, AleAnna continues to shape Italy’s energy landscape and support the EU’s transition toward a greener future.

Experienced Management And Board Of Directors

The combined company will be led by William Dirks as Executive Director and Marco Brun as Chief Executive Officer, supported by a seasoned and highly skilled executive team. AleAnna’s leadership team brings extensive expertise gained from top-tier energy companies, including Shell, Eni, and Exxon. This seasoned group combines in-depth knowledge of energy technology, operations, and business development with well-established regulatory and industry networks in Italy. Their collective experience equips AleAnna to effectively navigate the dynamic and rapidly evolving energy landscape.

The Board of Directors, which will include Graham van’t Hoff, William Dirks, Marco Brun, Duncan Palmer, and Curtis Hébert, collectively brings a wealth of experience spanning global energy markets, technical and operational expertise, European energy development, financial management, governance, and regulatory policy. This diverse set of skills and perspectives ensures comprehensive strategic oversight and positions AleAnna for sustained growth and success.

With over 15 years of investment and operational experience in Italy, AleAnna has a competitive advantage in securing critical permits and approvals, positioning it ahead of its peers. The company’s approach integrates cutting-edge technologies and industry-leading practices with strategic capital allocation to maximize the value of its conventional and renewable natural gas (RNG) assets.

AleAnna is dedicated to sustainable, low-cost growth while maintaining strict capital discipline. By prioritizing innovation, efficiency, and long-term shareholder value, AleAnna is well-positioned to lead the next phase of Italy’s energy transformation.

Management Commentary

Bill Dirks, Executive Director of AleAnna, commented, "Our investment in state-of-the-art subsurface technology has been a game-changer for AleAnna. By leveraging advanced seismic imaging and cutting-edge data analysis, we have achieved unparalleled accuracy in identifying and developing Italy’s natural gas resources. This technology not only enhances our operational efficiency but also ensures that our exploration and development activities are conducted in an environmentally responsible manner, aligning with our commitment to sustainability and innovation in the energy sector.”

Marco Brun, AleAnna’s Chief Executive Officer, added, “We stand at a pivotal moment in AleAnna's journey. As we gear up for production at Longanesi and scale our renewable natural gas (RNG) operations, we are proud to be at the forefront of driving a sustainable energy future. This strategy not only delivers value to AleAnna shareholders but also plays a key role in reshaping the energy landscape for generations to come."

About AleAnna, Inc.

AleAnna is an innovative energy company dedicated to unlocking Italy's extensive natural gas reserves and advancing renewable energy solutions to address the country's energy needs and support Europe's sustainability and energy security goals. With a vast portfolio encompassing over 2.3 million acres of potential resources and state-of-the-art technologies, AleAnna is poised to lead Italy's energy transition. Guided by a commitment to environmental responsibility and operational excellence, AleAnna is shaping a sustainable and secure energy future. The company operates regional headquarters in Dallas, TX, and Rome, Italy, serving as strategic hubs for its global and local initiatives.

Forward-Looking Statements

The information included herein contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain statements, other than statements of present or historical fact included herein, regarding the Business Combination, the anticipated benefits of the Business Combination, AleAnna’s future financial performance following the Business Combination, as well as AleAnna’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used herein, including any statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements. However, not all forward-looking statements contain such identifying words. These forward-looking statements are based on AleAnna management’s current expectations and assumptions about future events. They are based on current information about the outcome and timing of future events. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as otherwise required by applicable law, AleAnna disclaims any duty to update any forward-looking statements, all expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. AleAnna cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of AleAnna. These risks include, but are not limited to, general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the ability to recognize the anticipated benefits of the Business Combination and any transactions contemplated thereby, which may be affected by, among other things, competition, the ability of AleAnna to grow and manage growth profitably and retain its management and key employees; AleAnna’s need for additional capital to execute its business plan and support its anticipated growth; costs related to the Business Combination; the risks associated with the growth of AleAnna’s business and the timing of expected business milestones; AleAnna’s ability to identify, develop and operate new projects; the reduction or elimination of government economic incentives to the natural gas market; delays in acquisition, financing, construction and development of new projects; decline in public acceptance and support of renewable energy development and projects; the ability to obtain necessary regulatory and governmental permits and approvals; uncertainty regarding the EU’s clean energy transition, including existing regulations and changes to regulations and policies that affect AleAnna’s operations; the ability to maintain the listing of AleAnna’s securities on a national securities exchange; and the effects of competition on AleAnna’s future business. These forward-looking statements involve significant risks and uncertainties, and should one or more of the risks or uncertainties described herein and in any statements made in connection in addition to these occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. There may be additional risks that AleAnna does not know or that AleAnna currently believes are immaterial that could cause actual results to differ from those contained in the forward-looking statements. Additional information concerning these and other factors that may impact AleAnna’s expectations and projections can be found in filings it makes with the SEC, including the definitive proxy statement/prospectus filed by Swiftmerge and AleAnna Energy with the SEC on November 21, 2024, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by AleAnna. SEC filings are available on the SEC’s website at www.sec.gov.

Investor Relations Contact

For AleAnna, Inc.:

Bill Dirks

wkdirks@aleannagroup.com